EXHIBIT 1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to this Schedule, as it may be amended, jointly on behalf of such parties.

Dated: March 11, 2016

GI2 LTD

/s/ Stuart Mcluckie & /s/ Kim Morgan-Carvalho

STUART MCLUCKIE AND KIM MORGAN-CARVALHO

Corporate Directors

ELEONAS LTD

/s/ Stuart Mcluckie & /s/ Kim Morgan-Carvalho

STUART MCLUCKIE AND KIM MORGAN-CARVALHO

Corporate Directors

NISOS PURPOSE TRUST, AMCO PTC AS TRUSTEE

/s/ Stuart Mcluckie & /s/ Kim Morgan-Carvalho

STUART MCLUCKIE AND KIM MORGAN-CARVALHO

Corporate Directors

AMCO PTC

/s/ Melinda Cartwright & /s/ Kimberly Strachan

MELINDA CARTWRIGHT AND KIMBERLY STRACHAN

Corporate Directors

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